SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): September 3, 1999


                                DAY RUNNER, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


      0-19835                                              95-3624280
(Commission File Number)                    (I.R.S. Employer Identification No.)


                               15295 Alton Parkway
                                Irvine, CA 92618
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 714/680-3500

Item 5.           Other Events.

                  See attached exhibits.

Item 7.           Financial Statements, Pro Forma Financial Information
                   and Exhibits

(a)      Exhibits

                           Item No.                           Exhibit Index

99.1     Press Release issued August 31, 1999 by the Registrant



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     DAY RUNNER, INC.



                                            By:
                                                     James E. Freeman, Jr.
                                                     Chief Executive Officer


Dated:   August 31, 1999

                                  EXHIBIT INDEX


Exhibit Number                                  Description             Page No.

99.1     Press Release issued August 31, 1999
         by the Registrant

                                                                   EXHIBIT 99.1

Day Runner Reports Sales and Earnings for The Fourth Quarter
  And Fiscal Year 1999

Tuesday, August 31, 1999 04:02 PM
Company Restates First Three Quarters of FY99


IRVINE, Calif., Aug. 31 /PRNewswire/ -- Day Runner, Inc. (Nasdaq: DAYR) today announced results for the fourth quarter of fiscal 1999 and full year ended June 30, 1999. Sales for the quarter ended June 30, 1999 were $47,700,000, down 6.3% from $50,927,000 for the quarter ended June 30, 1998. The Company reported a net loss of ($5,249,000) for the fourth quarter, or ($0.44) per share, compared with net income of 4,957,000, or $0.39 per diluted share, for the fourth quarter of fiscal 1998.


For the full year ended June 30, 1999, sales were $196,212,000, up 16.9% from fiscal 1998 sales of $167,841,000. The Company reported a net loss of ($3,998,000), or ($0.34) per share, for fiscal 1999 compared with net income of $15,908,000, or $1.27 per diluted share, for fiscal 1998. Excluding one-time costs related to activities associated with the Filofax acquisition, the net loss for fiscal 1999 would have been ($3,367,000), or ($0.28) per share.


Day Runner attributed the decline in sales for the June quarter primarily to the adverse effects of inventory tightening on the part of its major U.S. customers. The Company attributed the increased sales for the year to the Filofax acquisition, which closed in late October 1998.


Commenting on the results, James E. Freeman, Jr., Day Runner's chief executive officer, stated, "We are disappointed that our fourth quarter results did not meet our expectations announced on July 1, 1999. There were a number of reasons for the shortfall. First, upon reviewing our reserves, we concluded that it was prudent to increase our reserves for returns and for excess inventory. In doing this, we took into account our recent experience with higher than usual product returns and the fact that we now expect inventory tightening to continue to constrain our sales and produce higher than usual returns through calendar year-end. These reserves should be sufficient to address future returns and excess inventory in the near term and should facilitate the pursuit of strategic alternatives that we announced on July 1.


"Second, late in our year-end audit process, we discovered errors related to the treatment of manufacturing variances and certain other costs. Upon learning of these cost accounting errors, management acted promptly to correct them. The appropriate treatment of these variances and costs is reflected in the fourth quarter numbers we are reporting," Mr. Freeman said.


The Company also announced that because of these errors in the treatment of manufacturing variances and certain other costs, it is restating its results for the first three quarters of fiscal 1999. In discussing the restatement, Mr. Freeman commented, "The cost accounting errors had the effect of overstating inventory and understating cost of goods sold for the first nine months of our fiscal year. We are, therefore, restating our quarterly results for the first through the third quarters of fiscal 1999 to reflect the appropriate adjustments. The restatements reduce net income in the first and second quarters by $1,351,000 and $872,000, respectively, and decrease the Company's net loss in the third quarter by $117,000. A summary of the effects of the restatements by major financial statement line item and copies of the quarterly consolidated statements of operations as previously reported and as restated are included in this press release.


"These errors affected our financial statements for fiscal 1999 only, and we do not expect them to have any adverse effect on Day Runner going forward," Mr. Freeman continued. "We have instituted additional procedures to ensure that such errors do not recur.


"Consumer demand for our products remained healthy throughout fiscal 1999. Our key retailers enjoyed good growth in their sales of our products, and we entered fiscal 2000 with more shelf space than ever before. Although we now expect the inventory tightening that had a negative effect on our U.S. sales for much of fiscal 1999 will continue to constrain our sales through calendar 1999 year-end, we believe that as we move farther into fiscal 2000 our sales of products to these retailers will come to more closely reflect consumer demand. In addition, we're currently conducting in-store testing of a major marketing initiative at a number of retailers, and we're very pleased with the results thus far. Our Filofax acquisition has continued to perform well and provides us with additional opportunities. In fiscal 2000, we'll have the benefit of the first full year of this acquisition. In short, we believe we will have a much better year in fiscal 2000. We expect to return to profitability in the current quarter and for fiscal 2000 as a whole, and we project EBITDA (earnings before interest, taxes, depreciation and amortization) for the year of $31.5 million.


"Finally, in connection with our announced intent to seek strategic alternatives for Day Runner, we have been working diligently to prepare for this process. We did not actively pursue such alternatives while our audit was in process. Now we are in a position to aggressively explore the alternatives available to the Company, and we plan to do so in the coming weeks. Already, we have received a number of unsolicited expressions of interest from third parties in acquiring the Company," Mr. Freeman concluded.


The Company has not made a decision as to any specific strategic alternative, and there cannot be any assurance that a transaction will result from the Company's process of seeking strategic alternatives.


All forward-looking statements made in this news release, including those in paragraphs four, seven, eight and nine and in the footnote to the Consolidated Balance Sheet Data, reflect the Company's current expectations and involve certain risks and uncertainties. There can be no assurance that the Company's actual future performance will meet the Company's expectations. As discussed in the Company's SEC filings, including its fiscal 1998 Annual Report on Form 10-K, the Company is subject to a number of risks and its future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company's current expectations include, among others: the timing and size of orders from large customers; timing and size of orders for new products; large customers' inventory management; competition, especially for retail shelf space; general economic conditions, especially the sustainability of the current economic expansion; the health of the retail environment; foreign exchange rate fluctuations; supply constraints; and supplier performance. Among the effects of these factors may be: lower than anticipated sales; higher than anticipated product returns and/or excess inventory; negative effects on consumer purchases; and lower than projected EBITDA for fiscal 2000. Notwithstanding the additional internal control procedures instituted by the Company, there can be no guarantee that further accounting errors will not occur. There can be no assurance that the Company will timely enter into an amendment to its bank loan agreement or that it will do so on favorable terms.


Day Runner, Inc. is the leading developer, manufacturer and marketer of loose-leaf paper-based organizers for the North American and United Kingdom retail markets and a leader in a number of key European markets. The Company also develops, manufactures and markets a number of related organizing products, including telephone/address books, appointment books, business accessories, assignment books and other organizing tools for students, organizing and other wall boards, laminated wall planners, and the Home Manager(TM) on-the-refrigerator organizer.


(R)Day Runner and Filofax are registered trademarks of Day Runner, Inc., and Home Manager is a trademark of Day Runner, Inc.
                               DAY RUNNER, INC.

                   (In thousands, except per share amounts)

                                    Three Months Ended     Fiscal Year Ended
                                         June 30,              June 30,
                                        --------              --------
                                     1999       1998       1999        1998
                                     ----       ----       ----        ----
    Consolidated Statement
     of Operations Data:
    Net sales                       $47,700   $50,927    $196,212    $167,841
    Cost of goods sold               30,000    24,870     108,087      80,663
                                     ------    ------     -------      ------
    Gross profit                     17,700    26,057      88,125      87,178
                                     ------    ------      ------      ------
    Operating expenses:
      Selling, marketing and
       distribution                  16,339    12,405      62,180      43,193
      General and administrative      8,196     5,987      26,445      18,416
      Costs related to activities
       associated with the Filofax
        acquisition                      --        --       1,072          --
                                      -----     -----       -----       -----
        Total operating expenses     24,535    18,392      89,697      61,609
                                     ------    ------      ------      ------
    (Loss) income from operations    (6,835)    7,665      (1,572)     25,569
    Net interest expense (income)     2,056      (123)      5,215        (172)
                                      -----      ----       -----        ----
    (Loss) income before (benefit)
     provision for income taxes      (8,891)    7,788      (6,787)     25,741
    (Benefit) provision for income
     taxes                           (3,642)    2,831      (2,789)      9,833
                                     ------     -----      ------       -----
    Net (loss) income               ($5,249)   $4,957     $(3,998)    $15,908
                                    =======    ======     =======     =======
    (Loss) earnings per
      common share:
      Basic                          ($0.44)    $0.42      $(0.34)      $1.38
                                     ======     =====      ======       =====
      Diluted                        ($0.44)    $0.39      $(0.34)      $1.27
                                     ======     =====      ======       =====
    Weighted average number of common shares:
      Basic                          11,886    11,776      11,896      11,533
                                     ======    ======      ======      ======
      Diluted                        11,886    12,695      11,896      12,523
                                     ======    ======      ======      ======


                                               June 30,           June 30,
    Consolidated Balance Sheet Data:             1999*              1998
                                                 -----              ----

    Working capital                             $69,668            $57,922
    Cash and cash equivalents                     9,132              2,923
    Accounts receivable -- net                   43,215             32,542
    Inventories                                  42,361             37,610
    Total assets                                216,311            101,179
    Short-term debt                               2,328              2,716
    Long-term liabilities                       105,317                 --
    Stockholders' equity                         70,397             74,532


    * Reflects the classification of short- and long-term debt as the Company forecasts these items to appear on the consolidated balance sheets to be filed with its Form 10-K for the fiscal year ended June 30, 1999. The Company is currently operating under waivers of certain of its bank loan covenants. The Company is currently negotiating an amendment to its loan agreement and expects to finalize it in September, prior to the issuance of its annual financial statements. If the Company does not finalize such an amendment, short-term debt on the Company's fiscal 1999 financial statements will be $107,645,000, and long-term debt will be $0, which would result in working capital of ($35,649,000).

    Product Category:

                                      Three Months Ended June 30,
                                      ---------------------------
                                    1999                      1998
                                    ----                      ----

    Organizers and planners  $20,061        42.0%     $26,133         51.3%
    Refills (which include
     calendars)               12,194        25.6       15,891         31.2
    Related organizing
     products                 15,445        32.4        8,903         17.5
                              ------        ----        -----         ----
        Total                $47,700      100.0%      $50,927        100.0%
                             =======      =====       =======        =====


                                       Fiscal Year Ended June 30,
                                       --------------------------
                                     1999                     1998
                                     ----                     ----

    Organizers and planners  $80,092        40.8%     $83,069         49.5%
    Refills (which include
     calendars)               63,596        32.4       51,876         30.9
    Related organizing
     products                 52,524        26.8       32,896         19.6
                              ------        ----       ------         ----
        Total               $196,212      100.0%     $167,841        100.0%
                            ========       =====     ========        =====


    Distribution Channel:
                                      Three Months Ended June 30,
                                      ---------------------------
                                     1999                       1998
                                     ----                       ----
    Office products          $16,009       33.6%      $24,088        47.3%
    Mass market               18,735        39.3       20,844         40.9
    Foreign customers         10,612        22.2        3,955          7.8
    Other channels             2,344         4.9        2,040          4.0
                               -----        ----        -----         ----
        Total                $47,700       100.0%     $50,927        100.0%
                             =======       =====      =======        =====


                                       Fiscal Year Ended June 30,
                                       --------------------------
                                     1999                       1998
                                     ----                       ----

    Office products          $68,839       35.1%      $79,303        47.2%
    Mass market               69,899        35.6       65,752         39.2
    Foreign customers         45,987        23.4       12,182          7.3
    Other channels            11,487         5.9       10,604          6.3
                              ------      ------     --------        -----
        Total               $196,212       100.0%    $167,841        100.0%
                            ========      ======      ========       =====


                                 DAY RUNNER, INC.
                     (In thousands, except per share amounts)

    Consolidated Statements of Operations Data:

                                    Three Months Ended
                                    ------------------
                       March 31,1999      December 31, 1999   September 30, 1999
                       -------------      -----------------   ------------------
                                  As                 As                    As
                        As    Previously    As    Previously     As   Previously
                     Restated  Reported  Restated  Reported   Restated  Reported
                     --------  --------  --------  --------   --------  --------

    Sales              $36,216  $36,216   $64,565    $64,565    $47,731  $47,731
    Cost of goods
     sold               19,721   19,908    33,506     32,100     24,860   22,680
                        ------   ------    ------     ------     ------   ------
    Gross profit        16,495   16,308    31,059     32,465     22,871   25,051
                        ------   ------    ------     ------     ------   ------
    Operating
     expenses:
      Selling, marketing
       and distribution 14,666   14,666    18,910      18,910   12,265    12,265
      General and
       administrative    7,145    7,145     6,447       6,447    4,657     4,657
      Costs related
       to activities
       associated
       with the Filofax
       acquisition          --       --    1,072        1,072       --        --
      Total operating
       expenses         21,811   21,811   26,429       26,429   16,922    16,922
                        ------   ------   ------       ------   ------    ------
    (Loss) income
     from operations    (5,316)  (5,503)   4,630        6,036    5,949     8,129
    Net interest expense
     (income)            1,770    1,770    1,356        1,356       33        33
                         -----    -----    -----        -----       --        --

    (Loss) income
     before provision
     for income taxes   (7,086)  (7,273)   3,274        4,680    5,916     8,096
    (Benefit)
     provision for
     income taxes       (2,638)  (2,708)   1,244        1,778    2,247     3,076
                        ------   ------    -----        -----    -----     -----
    Net (loss) income  $(4,448) $(4,565)  $2,030       $2,902   $3,669    $5,020
                       =======  =======   ======       ======   ======    ======
    (Loss) earnings
     per common share:
      Basic             $(0.37)  $(0.38)   $0.17        $0.24     $0.31    $0.42
                        ======   ======    =====        =====     =====    =====
      Diluted           $(0.37)  $(0.38)   $0.16        $0.23     $0.29    $0.40
                        ======   ======    =====        =====     =====    =====
    Weighted average number of common shares:
      Basic            11,900    11,900   11,883       11,883    11,931   11,931
                       ======    ======   ======       ======    ======   ======
      Diluted          11,900    11,900   12,564       12,564    12,656   12,656
                       ======    ======   ======       ======    ======   ======

    Effects of restatements on consolidated balance sheets:
    -------------------------------------------------------

                        March 31,1999      December 31, 1999  September 30, 1999
                       -------------      -----------------   ------------------
                                  As                 As                    As
                        As    Previously    As    Previously     As   Previously
                     Restated  Reported  Restated  Reported   Restated  Reported
                     --------  --------  --------  --------   --------  --------

    Inventories      $42,937   $46,336    $44,301   $47,887    $39,485   $41,665
    Retained
     earnings        $66,327   $68,433    $70,775   $72,998    $68,745   $70,096

    Effects of restatements on consolidated statements of income:
    -------------------------------------------------------------

                                       Three Months Ended
                                       ------------------
                          March 31,        December 31,       September 30,
                           1999               1998               1998
                           ----               ----               ----
                                 As                 As                    As
                        As    Previously    As    Previously     As   Previously
                     Restated  Reported  Restated  Reported   Restated  Reported
                     --------  --------  --------  --------   --------  --------

    Cost of
     goods sold      $19,721   $19,908   $33,506   $32,100     $24,860   $22,680
    (Loss) income
     before provision
     for income
     taxes           $(7,086)  $(7,273)   $3,274    $4,680      $5,916    $8,096
    Net (loss)
     income          $(4,448)   (4,565)   $2,030    $2,902      $3,669    $5,020
    (Loss) earnings
     per common share:
      Basic           $(0.37)   $(0.38)    $0.17     $0.24       $0.31     $0.42
      Diluted         $(0.37)   $(0.38)    $0.16     $0.23       $0.29     $0.40

SOURCE Day Runner, Inc.


CONTACT: Jenifer Kirtland, 714-680-3500, ext. 3697, or James E. Freeman, Jr., Chief Executive Officer,714-680-3500, ext. 3373, both of Day Runner, Inc.

Quote for referenced ticker symbols: DAYR



(C) 1999, PR Newswire